Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 23, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation’s Annual Report on Form 20-F for the year ended December 31, 2016.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers OY
Helsinki, Finland
May 30, 2017